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                                                                    EXHIBIT 23.3

RP FINANCIAL, LC.
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FINANCIAL SERVICES INDUSTRY CONSULTANTS



                                             December 18, 1997


Board of Trustees
Lockport Savings Bank
6950 South Transit Road
Lockport, New York  14095-0514

Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion of Lockport Savings Bank, Lockport, New York, and any amendments thereto, and in the Form S-1 Registration Statement and any amendments thereto for Niagara Bancorp, Inc. We also hereby consent to the inclusion of, summary of references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Niagara Bancorp, Inc.


                                        Sincerely,

                                        RP FINANCIAL, LC.




                                         /s/ James P. Hennessey

                                        James P. Hennessey
                                        Senior Vice President




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